Exhibit 10.1

                              FOR IMMEDIATE RELEASE
March 23, 2005

     TRANSBOTICS CORPORATION ANNOUNCES ITS AVAILABILITY UNDER THE BANK LINE
                      OF CREDIT IS INCREASED SIGNIFICANTLY


     Charlotte, NC, March 23, 2005, Transbotics Corporation (OTC Bulletin Board Symbol "TNSB.OB") www.transbotics.com announced that it has entered into a new revolving line of credit with Wachovia Bank, NA as successor by merger to South Trust Bank, the company's previous lender. The principal terms of the Promissory Note are as follows:

     1.   The available loan amount is $400,000

     2.   The line is secured by assets of the Corporation

     3.   The interest rate is prime

     4.   The loan is a demand note which is reviewed annually

Management is pleased with the agreement terms, which are adequate for the Company's current financing needs. Claude Imbleau, the company's president said, "This increase is a good match for the Company's current growth objectives and liquidity needs. Wachovia has increased our credit limits by $250,000 while lowering our interest rate. We look forward to a continued, positive relationship with Wachovia."

For over 20 years Transbotics Corporation has specialized in the design, development, support and installation of automation solutions with an emphasis on Automatic Guided Vehicles (AGVs). The Company is a North American Automation Solutions Integrator that manufactures, installs and supports various automation technologies including: AGVs, robotics, batteries, chargers, motors and other related products.

Transbotics provides unique automation solutions to a variety of industries, including automotive (tier one supplier), aerospace and defense, food and beverage, paper and allied products, newsprint and publishing, entertainment, microelectronics, plastics and primary metals. Transbotics' current customers include Fortune 500 companies as well as small manufacturing companies.

This release (including information incorporated by reference herein) may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operation, plans, objectives, future performance and business of the Company. These forward-looking statements involve certain risk, including, without limitation, the uncertainties detailed in Transbotics Corporation Securities and Exchange Commission filings.


================================================================================
For further information contact:

Claude Imbleau
CEO & President
704/362-1115




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